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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Microelectronics Corporation ("the Company") to be filed with the U.S. Securities and Exchange Commission ("the Commission") of our report dated January 17, 2001 on the financial statements of UMCJ, formerly known as Nippon Foundry Inc., as of, and for the year ended, December 31, 2000, which was referred to in the Annual Report on Form 20-F of the Company for the year ended December 31, 2001, and was referred to in Form 6-K of the Company filed with the Commission on September 25, 2002.

/s/ ChuoAoyama Audit Corporation
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ChuoAoyama Audit Corporation


Tokyo Japan
January 21, 2003